Exhibit 99

                 LaserSight Announces Judicial Reorganization

    WINTER PARK, Fla., Sept. 5 /PRNewswire-FirstCall/ -- LaserSight Incorporated (OTC Bulletin Board: LASEE) announced today that on September 5, 2003, due to the Company's continued cash flow issues it was forced to file for Chapter 11 bankruptcy protection and reorganization in the United States Bankruptcy Court, Middle District of Florida, Orlando Division. LaserSight Incorporated, Case No. 03-10371-6B1; LaserSight Technologies, Inc. Case No. 03-10370-6B1; LaserSight Patents, Inc. Case No. 03-10369-6B1.

    LaserSight(R) is a leading supplier of quality technology solutions for laser vision correction and has pioneered its patented precision microspot scanning technology since it was introduced in 1992.

    This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to regulatory approvals and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward-looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.

     For additional information please contact:
     LASERSIGHT INCORPORATED 6903 University Blvd
     Winter Park, FL 32792
     (407) 678-9900
     Visit us on the Internet at www.lase.com

SOURCE  LaserSight Incorporated
    -0-                             09/05/2003
    /CONTACT:  LaserSight Incorporated, +1-407-678-9900/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020514/LASELOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.lasetech.com/
    (LASEE LASE)

CO:  LaserSight Incorporated
ST:  Florida
IN:  HEA MTC OTC
SU:  BCY RCN